Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Business First Bancshares, Inc. of our report dated March 14, 2017, with respect to the consolidated financial statements of Minden Bancorp, Inc., which is included in the Current Report on Form 8-K/A filed by Business First Bancshares, Inc. on February 15, 2018.

We also consent to the reference to us under the heading “Experts” in the prospectus included with the Form S-3.

/s/ Heard, McElroy & Vestal, LLC Heard, McElroy & Vestal, LLC

Shreveport, Louisiana

February 15, 2018